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                                                                    EXHIBIT 3.12

                           ARTICLES OF INCORPORATION

                                       OF

                            FAIRVIEW PRINTING, INC.

     The undersigned incorporator, for the purpose of establishing a corporation under the provisions and subject to the requirements of the Florida General Corporation Act, does hereby certify as follows:

          FIRST: The name of the corporation is FAIRVIEW PRINTING, INC. (hereinafter called the "Corporation").

          SECOND: The duration of the Corporation is to be perpetual.

          THIRD: The general purposes for which the Corporation is initially organized are as follows:

             To conduct in all its branches a general lithographing, printing, publishing, paper products, stationery, bookbinding, engraving, photoengraving, duplicating, offsetting, processing, facsimile, and image, color, line, word and shadow reproduction, artists' supplies, and mailorder business, and, without limiting the generality of any of the purposes herein contained, to edit, print, bind, buy, sell, publish and generally deal in newspapers, magazines, books, pamphlets and other publications of every kind, nature and description. To design, manufacture, buy, sell, import, export, distribute, use, license the use of, prepare, produce and generally deal in and with, whether as principal, agent, jobber, distributor, broker, licensor, licensee, or otherwise, any and all equipment, apparatus, machinery, devices, plants, facilities, improved and unimproved real, personal and mixed properties, and materials and supplies, used or useful in or about such business and related businesses.

             To engage in a general publishing business, to acquire all rights in literary properties and publish the same on a royalty basis, to publish under contract the literary properties of others; and to buy, lease, maintain, and dispose of real property, buildings, printing plants, printing presses, and all such incidental machinery and appliances as may be necessary or useful in such business.

             To conduct and carry on in all of its branches the business of buying, selling, and dealing in and with newspapers, periodicals and books of any and all kinds, whether new or old, as well as manuscripts, prints, engravings, lithographs, pamphlets, writings, publications, and similar goods or merchandise; to conduct the business of an agency in all of its branches for any and all of said goods or merchandise; and to acquire and carry on a selling agency or agencies for the sale of any and all merchandise pertaining or relating to newspapers, magazines, books, manuscripts, prints, engravings, lithographs, pamphlets, writings, and similar goods or merchandise.

             To manufacture, produce, prepare, purchase, import, export, sell, and generally to deal in any and all kinds of paper and in all ingredients, products, and compounds thereof, and in any materials that now are or may hereafter be used in connection with such manufacture.

             To collect, assemble, compile, edit, prepare, buy, sell, license the use of as licensor and licensee, acquire, receive, grant, assign, and transfer options to copyrighted materials, articles and other written materials, whether published or unpublished, copyrights. To distribute, syndicate, disseminate, publish, print and circulate in newspapers, magazines, books, brochures, leaflets, pamphlets, and other printed and reproduced media, broadcast by radio, record, and reproduce by platter, disc, wire and tape recording, television, telecast, facsimile, sound, image, and other lawful methods, means, devices, and techniques, whether now or hereafter devised, discovered, invented, improved, or developed, and generally deal in and with in any lawful capacity, published materials, information, techniques, critiques, analyses, charts, outlines, sketches, suggestions, guidance, advice, and items of interest in the field of general publishing.
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             To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes of business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

             To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and their works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, rights, easements, privileges, chooses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgage, and other interests in real, personal, mixed properties, to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

             To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

                (a) inventions, devices, formulae, processes and any improvements and modifications thereof;

                (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

                (c) franchises, licenses, grants and concessions.

             To transact any or all lawful business for which corporations may be incorporated under the Florida General Corporation Act.

          FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is Two Hundred (200) shares of Common Stock of the par value of One Dollar ($1.00) each.

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          FIFTH: The street address of the initial registered office of the
     Corporation is 600 South East Coast Avenue, Lantana, Florida 33464 and the name of its initial registered agent at such address is Guy Galiardo.

          SIXTH: The number of directors constituting the initial Board of Directors of the Corporation is two, and the names and addresses of the persons who are to serve as members thereof are as follows:

NAME                                        ADDRESS
----                                        -------
James K. Johnson........................    John F. Kennedy Memorial Hospital
                                            S. Congress Avenue
                                            Atlantis, Florida
                                            33462
Harry C. Moore..........................    P.O. Box 853
                                            Beloit, Wisconsin
                                            53511

          SEVENTH: The name and address of the incorporator is as follows:

NAME                                        ADDRESS
----                                        -------
Samuel R. Newborn.......................    598 Madison Avenue
                                            New York, New York
                                            10022

     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 8th day of March, 1985.

                                          /s/ SAMUEL R. NEWBORN
                                          --------------------------------------
                                          Samuel R. Newborn

                                          ACCEPTANCE BY
                                          REGISTERED AGENT

                                          /s/ GUY GALIARDO
                                          --------------------------------------
                                          Guy Galiardo

STATE OF NEW YORK      )
COUNTY OF NEW YORK     )   ss.:

     BE IT REMEMBERED that personally appeared before me, a Notary Public in and for the County and State aforesaid, Samuel R. Newborn, the incorporator who executed the foregoing Articles of Incorporation, known to me personally to be such, and did acknowledge the same to be his voluntary act and deed, and that the facts therein stated are true and correct.

     GIVEN under my hand and seal of office this 8th day of March, 1985.

                                          --------------------------------------
                                          Notary Public

(Notarial Seal)

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